HSBC USA INC. Reverse Convertible Notes
Filed Pursuant to Rule 424(b)(2)
Registration No. 333-133007
April 25, 2007

PRICING SUPPLEMENT
(To the Prospectus dated April 5, 2006,
Prospectus Supplement dated July 3, 2006 and the
Product Supplement dated July 31, 2006)

Terms used in this pricing supplement are described or defined in the product supplement, prospectus supplement and prospectus. The notes offered will have the terms described in the product supplement, prospectus supplement and the prospectus. The notes are not principal protected, and you may lose some or all of your principal.

This pricing supplement relates to seven separate note offerings; each reference asset identified below represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not a basket or index of reference assets). Although each offering relates to a reference asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to that reference asset or as to the suitability of an investment in the related notes. The following key terms relate to each separate notes offering:

•  Offering Period End Date: April 25, 2007 at 2:00 pm, New York City time
•  Initial Public Offering Price: 100 per cent
•  Initial Valuation Date: April 25, 2007
•  Issue Date: April 30, 2007
•  Maturity Date: 3 business days after the final valuation date, which is expected to be July 30, 2007

•  Interest Payment Dates: The 30th calendar day of each month following the issue date (except for any month where such day does not exist in which case the interest payment date will be the last calendar day of such month, or if that day is not a business day, the following business day), commencing on May 30, 2007 and ending on the maturity date.
•  Listing: The notes will not be listed on any U.S. securities exchange or quotation system

REFERENCE ASSET/ REFERENCE ISSUER (TICKER)	PAGE NUMBER	INTEREST RATE (PER ANNUM)	INITIAL PRICE	BARRIER PRICE	PRINCIPAL AMOUNT	AGENT’S DISCOUNT OR COMMISSION PER NOTE / TOTAL (1)	PROCEEDS TO US PER NOTE / TOTAL	CUSIP / ISIN	FINAL VALUATION DATE
Vertex Pharmaceuticals Incorporated (VRTX)	PR-7	29.00%	$31.33	$25.06	$565,000	2.25% / $12,712.50	97.75% / $552,287.50	40428H JJ 2 / US40428HJJ23	July 25, 2007
Elan Corporation, plc - ADS (ELN)	PR-8	25.25%	$14.37	$12.21	$1,381,000	2.25% / $31,072.50	97.75% / $1,349,927.50	40428H JK 9 / US40428HJK95	July 25, 2007
VERASUN ENERGY CORPORATION (VSE)	PR-9	14.00%	$19.03	$15.22	$650,000	2.25% / $14,625.00	97.75% / $635,375.00	40428H JL 7 / US40428HJL78	July 25, 2007
ADVANCED MICRO DEVICES, INC. (AMD)	PR-10	13.00%	$14.65	$11.72	$471,000	2.25% / $10,597.50	97.75% / $460,402.50	40428H JM 5/ US40428HJM51	July 25, 2007
CORNING INCORPORATED (GLW)	PR-11	12.20%	$24.98	$22.48	$359,000	2.00% / $7,180.00	98.00% / $351,820.00	40428H JN 3 / US40428HJN35	July 25, 2007
CAPITAL ONE FINANCIAL CORPORATION (COF)	PR-12	8.25%	$73.95	$66.56	$203,000	2.00% / $4,060.00	98.00% / $198,940.00	40428H JP 8/ US40428HJP82	July 25, 2007
INTEL CORPORATION (INTC)	PR-13	8.00%	$22.26	$20.03	$130,000	2.00% / $2,600.00	98.00% / $127,400.00	40428H JQ 6 / US40428HJQ65	July 25, 2007

(1) Agent's discount may vary but will be no more than the amount listed in “Agent's Discount or Commission per Note / Total,” above.

See “Risk Factors” in this pricing supplement beginning on page PR-4, in the product supplement beginning on page PS-3 and in the prospectus supplement beginning on page S-3 for a description of risks relating to an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposit liabilities of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

HSBC SECURITIES (USA) INC. APRIL 25, 2007

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES OFFERED	MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE (1)
Reverse Convertible Notes linked to VRTX due July 30, 2007	$565,000	$17.35
Reverse Convertible Notes linked to ELN due July 30, 2007	$1,381,000	$42.40
Reverse Convertible Notes linked to VSE due July 30, 2007	$650,000	$19.96
Reverse Convertible Notes linked to AMD due July 30, 2007	$471,000	$14.46
Reverse Convertible Notes linked to GLW due July 30, 2007	$359,000	$11.02
Reverse Convertible Notes linked to COF due July 30, 2007	$203,000	$6.23
Reverse Convertible Notes linked to INTC due July 30, 2007	$130,000	$3.99

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

TABLE OF CONTENTS

Page
GENERAL TERMS	PR-4
RISK FACTORS	PR-4
SUMMARY	PR-4
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	PR-5
REFERENCE ISSUER AND REFERENCE ASSET INFORMATION	PR-6

GENERAL TERMS

This pricing supplement relates to seven separate note offerings; each reference asset identified on the cover page represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not to a basket or index of reference assets). You may participate in any one of the notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each note offering relates only to a single reference asset identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to any of those reference assets or as to the suitability of an investment in the notes.

You should read this document together with the prospectus dated April 5, 2006, the prospectus supplement dated July 3, 2006 and the product supplement dated July 31, 2006. You should carefully consider, among other things, the matters set forth in ”Risk Factors” beginning on page PR-4 of this document, PS-3 of the product supplement and page S-3 of the prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

RISK FACTORS

The following highlights some, but not all, of the risk considerations relevant to investing in a note. Investing in the notes is not equivalent to investing directly in the reference assets. We urge you to read the section “Risk Factors” beginning on page PS-3 of the product supplement and page S-3 of the prospectus supplement. As you review ”Risk Factors” in the prospectus supplement, you should pay particular attention to the following sections:

•	“— Risks Relating to All Note Issuances”

•	"— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset"

1.	The notes are not principal protected and you may lose some or all of your principal.

The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invested. You will lose some or all of your principal if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD1,000 investment in the notes will pay USD1,000 at maturity if, and only if, either of the following is true: (a) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset falls below the barrier price on any day, but the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive will be less than the principal amount of your notes and may be zero. Accordingly, you may lose the entire principal amount of your notes.

We cannot predict the final price of any reference asset on the final valuation date.

2.	You will not participate in any appreciation in the value of the reference asset.

You will not participate in any appreciation in the value of the reference asset. If the final price of the reference asset is greater than the initial price of the reference asset, the sum of any interest payments you receive during the term of the notes and the principal payment you receive at maturity will not reflect the performance of the reference asset. Under no circumstances, regardless of the extent to which the value of the reference asset appreciates, will your return exceed the applicable interest rate. Therefore, you may earn significantly less by investing in the notes than you would have earned by investing directly in the reference asset.

3.	Because the tax treatment of the notes is uncertain, the material U.S. federal income tax consequences of an investment in the notes are uncertain.

There is no direct legal authority as to the proper tax treatment of the notes, and therefore significant aspects of the tax treatment of the notes are uncertain, as to both the timing and character of any inclusion in income in respect of your note. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in a note. For a more complete discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under ”Certain U.S. Federal Income Tax Considerations” beginning on page PR-5 of this pricing supplement and ”Certain U.S. Federal Income Tax Considerations - Certain Equity-Linked Notes - Certain Notes Treated as a Put Option and a Deposit” in the prospectus supplement.

Please note that the prospectus, prospectus supplement, product supplement and this pricing supplement do not describe all the risks of an investment in the notes. We urge you to consult your own financial and legal advisors as to the risks entailed by an investment in the notes.

SUMMARY

Principal Payment at Maturity

Your payment at maturity for each note you hold will depend on the performance of the reference asset between the initial valuation date and the final valuation date, inclusive. A USD1,000 investment in the notes will pay USD1,000 at maturity unless: (a) the final price of the reference asset is lower than the initial price of the reference asset and (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset on any day is below the barrier price. If the conditions described in (a) and (b) are both true, at maturity you will receive the physical delivery amount (with any fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price). Under some circumstances to be determined by and at the sole option of HSBC USA Inc., we may pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount in the event the conditions described above occur.

As described in the product supplement, on any scheduled trading day on which the value of the reference asset must be calculated by the calculation agent, (i) if the relevant exchange is the NASDAQ Stock Market (“NASDAQ”), the market price of the reference asset will be the NASDAQ official closing price (NOCP) or (ii) if the NASDAQ is not the relevant exchange, the market price of the reference asset will be the official closing price of the relevant exchange, in each case as of the close of the regular trading session of such exchange and as reported in the official price determination mechanism for such exchange. If the reference asset is not listed or traded as described above for any reason other than a market disruption event, then the market price for the reference asset on any scheduled trading day will be the average, as determined by the calculation agent, of the bid prices for the reference asset obtained from as many dealers in the reference asset selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

To the extent a market disruption event exists on a day on which the final price is to be determined, the market price of the reference asset will be determined on the first following scheduled trading day on which a market disruption event does not exist with respect to the reference asset; provided that if a market disruption event exists on five consecutive scheduled trading days, that fifth scheduled trading day shall be the final valuation date, and the calculation agent shall determine the final price on such date.

In the event that the maturity date is postponed or extended as described under ”Specific Terms of the Notes - Maturity Date” in the product supplement, the related payment of principal will be made on the postponed or extended maturity date.

You may lose some or all of your principal if you invest in the notes.

Physical Delivery Amount

If the payment at maturity is in physical shares of the reference asset, you will receive a number of shares referred to as the ”physical delivery amount” (with any fractional shares to be paid in cash). The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your notes by the initial price of the reference asset. The physical delivery amount, the initial price of the reference asset and other amounts may change due to corporate actions.

Interest

The notes will pay interest at the interest rate specified on the front cover of this pricing supplement, and interest payments will be made on the interest payment dates specified on the front cover of this pricing supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For more information, see ”Description of the Notes - Fixed Rate Notes” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the notes.

There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the notes. Under one approach, each note should be treated for federal income tax purposes as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at the maturity date for an amount equal to the Deposit (as defined below), or (2) “cash settle” the Put Option (i.e., require you to pay us at the maturity date the difference between the Deposit and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the principal amount you invested (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the notes consistent with this approach. Pursuant to the terms of the notes, you agree to treat the notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term obligations” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes-Short-Term Debt Instruments” in the prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. However, because under certain circumstances Notes with an initial maturity of one year may be outstanding for more than one year, it is possible that the Deposits associated with these Notes may not be treated as short-term obligations. In that event, Notes with an initial maturity of one year would be described in “Certain U.S. Federal Income Tax Considerations - U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes - Payments of Interest” in the prospectus supplement.

The description below of each reference asset includes a chart that indicates the yield on the Deposit and the Put Premium, as described in the prospectus supplement under the heading “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes— Certain Notes Treated as a Put Option and a Deposit.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the notes, the timing and character of income on the notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

REFERENCE ISSUER AND REFERENCE ASSET INFORMATION

All information on the reference assets and the reference issuers is derived from publicly available information. Companies with securities registered under the Securities Exchange Act of 1934 (the ”Exchange Act”) are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a reference asset can be located by reference to the SEC file number specified in the description of the relevant reference asset below. We make no representation that these publicly available documents are accurate or complete. For more information, we urge you to read the section ”Information Regarding the Reference Asset and the Reference Asset Issuer” in the product supplement.

Historical Performance of the Reference Assets

The description below of each reference asset includes a table that sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices, of that reference asset for each quarter in the period from January 1, 2002 through March 30, 2007 and for the period from April 2, 2007 through April 25, 2007. We obtained the data in these tables from Bloomberg Financial Service, without independent verification by us. All historical prices are denominated in USD and rounded to the nearest penny. Historical prices of the reference assets should not be taken as an indication of future performance of the reference assets.

HYPOTHETICAL EXAMPLES
The description below of each reference asset includes a table of hypothetical returns that is based on the assumptions outlined for each reference asset. Each table illustrates the hypothetical returns you would have earned from (i) a USD1,000 investment in the notes compared to (ii) a direct investment in the relevant reference asset (prior to the deduction of any applicable brokerage fees or charges). The following is a general description of how the hypothetical returns in each table were determined:

•   If the final price of the reference asset is greater than or equal to the initial price of the reference asset, you would receive USD1,000 at maturity, regardless of whether the market price of the reference asset on any day was below the barrier price;
•   If the final price of the reference asset is lower than the initial price of the reference asset but the market price of the reference asset was not below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive USD1,000 at maturity; or
•   If the final price of the reference asset is lower than the initial price of the reference asset and the market price of the reference asset was below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive the physical delivery amount (with any fractional shares to be paid in cash).

Each table of hypothetical returns is provided for illustration purposes only and is hypothetical. None purports to be representative of every possible scenario concerning increases or decreases in the price of the reference asset and the payment at maturity of the notes. We cannot predict the final price of the reference assets on the final valuation date. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. In addition, the examples assume that the reference asset has no dividend yield. You should not take these examples as an indication or assurance of the expected performance of the reference asset.

VERTEX PHARMACEUTICALS INCORPORATED (VRTX)

Description of Vertex Pharmaceuticals Incorporated

According to publicly available information, Vertex Pharmaceuticals Incorporated (“Vertex”) incorporated in 1989, is a biotechnology company in the business of discovering, developing and commercializing small molecule drugs for the treatment of serious diseases. Vertex has a number of drug candidates in development, including compounds targeting hepatitis C virus (HCV) infection, rheumatoid arthritis (RA), cystic fibrosis, cancer, pain and human immunodeficiency virus (HIV) infection. Vertex is concentrating most of its drug development resources on three compounds: VX-950 for the treatment of chronic HCV infection, VX-702 for the treatment of RA and VX-770 for the treatment of cystic fibrosis. In addition, Vertex is developing drug candidates in collaboration with a number of pharmaceutical companies.

Vertex’s SEC file number is 000-19319.

Historical Performance of Vertex

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	29.92	17.78	27.86
June 28, 2002	32.45	15.02	16.28
September 30, 2002	23.96	12.67	18.49
December 31, 2002	21.60	15.34	15.85
March 31, 2003	16.50	9.59	11.14
June 30, 2003	18.75	9.94	14.63
September 30, 2003	16.77	11.73	12.30
December 31, 2003	14.19	7.83	10.35
March 31, 2004	12.20	8.82	9.42
June 30, 2004	10.99	8.00	10.84
September 30, 2004	11.19	8.06	10.50
December 31, 2004	12.05	9.79	10.57
March 31, 2005	11.99	9.20	9.36
June 30, 2005	17.06	8.61	16.85
September 30, 2005	22.68	15.33	22.35
December 30, 2005	29.24	20.31	27.67
March 31, 2006	44.71	26.50	36.59
June 30, 2006	40.00	29.00	36.71
September 29, 2006	37.10	29.75	33.65
December 29, 2006	45.38	32.50	37.42
March 30, 2006	38.95	26.98	28.04
April 2, 2007-April 25, 2007	32.51	27.70	31.33

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 29.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 5.11 per cent constitutes interest on the Deposit and 23.89 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Vertex

Initial Price:	USD 31.33

Barrier Price:	USD 25.06

Interest Rate:	29.00 per cent per annum

Physical Delivery Amount:	31 shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	7.25%		100.00%
+	90%	7.25%		90.00%
+	80%	7.25%		80.00%
+	70%	7.25%		70.00%
+	60%	7.25%		60.00%
+	50%	7.25%		50.00%
+	40%	7.25%		40.00%
+	30%	7.25%		30.00%
+	20%	7.25%		20.00%
+	10%	7.25%		10.00%
	0%	7.25%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-2.75%	7.25%	-10.00%
-	20%	-12.75%	7.25%	-20.00%
-	30%	-22.75%	N/A	-30.00%
-	40%	-32.75%	N/A	-40.00%
-	50%	-42.75%	N/A	-50.00%
-	60%	-52.75%	N/A	-60.00%
-	70%	-62.75%	N/A	-70.00%
-	80%	-72.75%	N/A	-80.00%
-	90%	-82.75%	N/A	-90.00%
-	100%	-92.75%	N/A	-100.00%

ELAN CORPORATION, PLC - ADS (ELN)

Description of Elan Corporation, plc

According to publicly available information, Elan Corporation, plc (“Elan”) operates as a neuroscience-based biotechnology company primarily in Ireland and the United States. Elan operates through two segments, Biopharmaceuticals and Elan Drug Technologies. The Biopharmaceuticals segment engages in the research, development, and commercialization of therapies in the areas of autoimmune diseases and neurodegenerative diseases. In addition, the Biopharmaceuticals segment, through collaboration with Wyeth, develops beta amyloid immunotherapies which are in various stages of development for the treatment of Alzheimer’s disease. The EDT segment engages in development, scale-up, and manufacture of drug optimization technologies, including NanoCrystal technology that involves reducing crystalline drug to particles under 400 nanometers. This segment also offers a range of services, which include formulation development, analytical development, clinical trial manufacturing and scale-up, including sterile fill and finish, as well as product registration support. Elan sells its products primarily to drug wholesalers worldwide.

Elan’s SEC file number is 001-13896.

Historical Performance of Elan

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	45.18	12.01	13.91
June 28, 2002	13.97	5.30	5.47
September 30, 2002	5.65	1.31	1.93
December 31, 2002	3.09	1.03	2.46
March 31, 2003	4.98	2.25	2.79
June 30, 2003	9.02	2.70	5.64
September 30, 2003	6.46	4.05	5.29
December 31, 2003	7.07	4.72	6.89
March 31, 2004	21.02	6.88	20.62
June 30, 2004	25.60	19.10	24.74
September 30, 2004	25.90	16.45	23.40
December 31, 2004	30.45	20.52	27.25
March 31, 2005	29.93	3.00	3.24
June 30, 2005	8.42	3.30	6.82
September 30, 2005	9.49	6.72	8.86
December 30, 2005	14.51	7.62	13.93
March 31, 2006	16.83	11.88	14.44
June 30, 2006	19.42	14.06	16.7
September 29, 2006	16.85	13.14	15.60
December 29, 2006	16.15	13.80	14.75
March 30, 2007	15.10	11.70	13.29
April 2, 2007-April 25, 2007	15.45	13.31	14.37

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 25.25 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 5.11 per cent constitutes interest on the Deposit and 20.14 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Elan

Initial Price:	USD 14.37

Barrier Price:	USD 12.21

Interest Rate:	25.25 per cent per annum

Physical Delivery Amount:	69 shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	6.31%		100.00%
+	90%	6.31%		90.00%
+	80%	6.31%		80.00%
+	70%	6.31%		70.00%
+	60%	6.31%		60.00%
+	50%	6.31%		50.00%
+	40%	6.31%		40.00%
+	30%	6.31%		30.00%
+	20%	6.31%		20.00%
+	10%	6.31%		10.00%
	0%	6.31%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-3.69%	6.31%	-10.00%
-	20%	-13.69%	N/A	-20.00%
-	30%	-23.69%	N/A	-30.00%
-	40%	-33.69%	N/A	-40.00%
-	50%	-43.69%	N/A	-50.00%
-	60%	-53.69%	N/A	-60.00%
-	70%	-63.69%	N/A	-70.00%
-	80%	-73.69%	N/A	-80.00%
-	90%	-83.69%	N/A	-90.00%
-	100%	-93.69%	N/A	-100.00%

VERASUN ENERGY CORPORATION (VSE)

Description of VERASUN ENERGY CORPORATION

According to publicly available information, VeraSun Energy Corporation (“VeraSun”) engages in the production and sale of ethanol and its co-products in the United States. Ethanol is primarily used as a blend component in the gasoline fuel market. VeraSun’s ethanol co-products include wet and dry distillers grains with solubles, which are used as animal feed; and Corn oil, which is used as an animal feed, as well as to produce biodiesel, a clean burning alternative fuel. In addition, it offers ethanol-blended VE85 fuel to gas distributors and retailers. VeraSun was founded in 2001 and is headquartered in Brookings, South Dakota. The common stock of VeraSun started trading on the New York Stock Exchange on June 13, 2006; therefore, historical prices of VeraSun commenced on and from June 13, 2006.

VeraSun’s SEC file number is 1-32913.

Historical Performance of VeraSun

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	N/A	N/A	N/A
June 28, 2002	N/A	N/A	N/A
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	30.75	23.00	26.24
September 29, 2006	28.75	15.80	16.05
December 29, 2006	26.90	14.88	19.75
March 30, 2007	21.06	15.12	19.87
April 2, 2007-April 25, 2007	21.47	18.85	19.03

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 14.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 5.11 per cent constitutes interest on the Deposit and 8.89 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	VeraSun

Initial Price:	USD 19.03

Barrier Price:	USD 15.22

Interest Rate:	14.00 per cent per annum

Physical Delivery Amount:	52 shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	3.50%		100.00%
+	90%	3.50%		90.00%
+	80%	3.50%		80.00%
+	70%	3.50%		70.00%
+	60%	3.50%		60.00%
+	50%	3.50%		50.00%
+	40%	3.50%		40.00%
+	30%	3.50%		30.00%
+	20%	3.50%		20.00%
+	10%	3.50%		10.00%
	0%	3.50%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-6.50%	3.50%	-10.00%
-	20%	-16.50%	3.50%	-20.00%
-	30%	-26.50%	N/A	-30.00%
-	40%	-36.50%	N/A	-40.00%
-	50%	-46.50%	N/A	-50.00%
-	60%	-56.50%	N/A	-60.00%
-	70%	-66.50%	N/A	-70.00%
-	80%	-76.50%	N/A	-80.00%
-	90%	-86.50%	N/A	-90.00%
-	100%	-96.50%	N/A	-100.00%

ADVANCED MICRO DEVICES, INC. (AMD)

Description of ADVANCED MICRO DEVICES, INC.

According to publicly available information, Advanced Micro Devices, Inc. (“AMD”), engages in the design, manufacture and marketing of microprocessor solutions for the computing, communications and consumer electronics markets worldwide. Its solutions include embedded microprocessors for personal connectivity devices and other consumer markets. The microprocessor products are used in desktop and mobile personal computers, servers and workstations and chipset products. The embedded microprocessors are used in personal connectivity devices and specific consumer markets. AMD’s customers consist primarily of original equipment manufacturers, original design manufacturers and third-party distributors. It sells its products through its direct sales force, third-party distributors and independent sales representatives. AMD has a strategic collaboration with Shenzhen Domain Network and Huawei Technologies Co., Ltd. It operates primarily in the United States, as well as in Europe and Asia. AMD was founded in 1969 and is headquartered in Sunnyvale, California.

AMD’s SEC file number is 001-07882.

Historical Performance of AMD

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	20.60	12.63	14.71
June 28, 2002	15.30	7.95	9.72
September 30, 2002	10.88	5.20	5.34
December 31, 2002	9.60	3.10	6.46
March 31, 2003	7.79	4.78	6.18
June 30, 2003	8.59	5.80	6.41
September 30, 2003	12.87	6.25	11.11
December 31, 2003	18.50	11.01	14.9
March 31, 2004	17.50	13.60	16.23
June 30, 2004	17.60	13.65	15.9
September 30, 2004	15.90	10.76	13.00
December 31, 2004	24.95	13.09	22.02
March 31, 2005	22.30	14.63	16.12
June 30, 2005	18.34	14.08	17.34
September 30, 2005	25.75	17.22	25.20
December 30, 2005	31.84	20.22	30.60
March 31, 2006	42.70	30.88	33.16
June 30, 2006	35.75	23.46	24.42
September 29, 2006	27.90	16.90	24.85
December 29, 2006	25.69	19.90	20.35
March 30, 2007	20.63	12.96	13.06
April 2, 2007-April 25, 2007	14.75	12.60	14.65

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 13.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 5.11 per cent constitutes interest on the Deposit and 7.89 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	AMD

Initial Price:	USD 14.65

Barrier Price:	USD 11.72

Interest Rate:	13.00 per cent per annum

Physical Delivery Amount:	68 shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	3.25%		100.00%
+	90%	3.25%		90.00%
+	80%	3.25%		80.00%
+	70%	3.25%		70.00%
+	60%	3.25%		60.00%
+	50%	3.25%		50.00%
+	40%	3.25%		40.00%
+	30%	3.25%		30.00%
+	20%	3.25%		20.00%
+	10%	3.25%		10.00%
	0%	3.25%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-6.75%	3.25%	-10.00%
-	20%	-16.75%	3.25%	-20.00%
-	30%	-26.75%	N/A	-30.00%
-	40%	-36.75%	N/A	-40.00%
-	50%	-46.75%	N/A	-50.00%
-	60%	-56.75%	N/A	-60.00%
-	70%	-66.75%	N/A	-70.00%
-	80%	-76.75%	N/A	-80.00%
-	90%	-86.75%	N/A	-90.00%
-	100%	-96.75%	N/A	-100.00%

CORNING INCORPORATED (GLW)

Description of CORNING INCORPORATED

According to publicly available information, Corning Incorporated (“Corning”) provides technology-based products in the United States. Corning operates in four segments: Display Technologies, Telecommunications, Environmental Technologies, and Life Sciences. The Display Technologies segment manufactures glass substrates for liquid crystal displays that are used in notebook computers, flat panel desktop monitors, and LCD televisions. The Telecommunications segment produces optical fiber and cable, and hardware and equipment products, such as cable assemblies, fiber optic hardware, fiber optic connectors, optical components and couplers, closures and pedestals, splice and test equipment, and accessories for the telecommunications industry. The Environmental Technologies segment offers ceramic technologies and solutions for emissions and pollution control in mobile and stationary applications, including gasoline and diesel substrate, and filter products. The Life Sciences segment offers laboratory products, including microplate products, filter plates, cryogenic vials, mass cell culture products, liquid handling instruments, glass beakers, pipettors, serological pipettes, centrifuge tubes, and laboratory filtration products.

Corning’s SEC file number is 1-3247.

Historical Performance of Corning

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	11.15	6.14	7.62
June 28, 2002	7.95	2.80	3.55
September 30, 2002	4.50	1.36	1.60
December 31, 2002	5.00	1.10	3.31
March 31, 2003	6.40	3.34	5.84
June 30, 2003	8.49	5.27	7.39
September 30, 2003	10.06	7.15	9.42
December 31, 2003	12.34	9.23	10.43
March 31, 2004	13.89	10.00	11.18
June 30, 2004	13.19	10.08	13.06
September 30, 2004	13.03	9.29	11.08
December 31, 2004	12.96	10.16	11.77
March 31, 2005	12.40	10.61	11.13
June 30, 2005	17.08	10.97	16.62
September 30, 2005	21.95	16.03	19.33
December 30, 2005	21.62	16.61	19.66
March 31, 2006	28.28	19.35	26.92
June 30, 2006	29.61	20.39	24.19
September 29, 2006	24.90	17.50	24.41
December 29, 2006	25.57	18.62	18.71
March 30, 2007	23.33	18.12	22.74
April 2, 2007-April 25, 2007	25.53	22.43	24.98

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 12.20 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 5.11 per cent constitutes interest on the Deposit and 7.09 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Corning

Initial Price:	USD 24.98

Barrier Price:	USD 22.48

Interest Rate:	12.20 per cent per annum

Physical Delivery Amount:	40 shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	3.05%		100.00%
+	90%	3.05%		90.00%
+	80%	3.05%		80.00%
+	70%	3.05%		70.00%
+	60%	3.05%		60.00%
+	50%	3.05%		50.00%
+	40%	3.05%		40.00%
+	30%	3.05%		30.00%
+	20%	3.05%		20.00%
+	10%	3.05%		10.00%
	0%	3.05%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-6.95%	3.05%	-10.00%
-	20%	-16.95%	N/A	-20.00%
-	30%	-26.95%	N/A	-30.00%
-	40%	-36.95%	N/A	-40.00%
-	50%	-46.95%	N/A	-50.00%
-	60%	-56.95%	N/A	-60.00%
-	70%	-66.95%	N/A	-70.00%
-	80%	-76.95%	N/A	-80.00%
-	90%	-86.95%	N/A	-90.00%
-	100%	-96.95%	N/A	-100.00%

CAPITAL ONE FINANCIAL CORPORATION (COF)

Description of CAPITAL ONE FINANCIAL CORPORATION

According to publicly available information, Capital One Financial Corporation (“Capital One”) operates as the holding company for the Capital One Bank and Capital One, F.S.B, which offer various commercial banking services in the United States. Capital One offers demand deposits, money market deposits, NOW accounts, and certificates of deposits. These banks provide home loans, healthcare finance, auto finance, and commercial and consumer loans. In addition, Capital One offers commercial credit cards, treasury management services, trust services, and other banking related products, such as insurance, brokerage services, merchant services, and investment banking services. Capital One offers its products and services to consumer, commercial, and small business customers. Capital One was founded in 1993 and is headquartered in McLean, Virginia.

Capital One’s SEC file number is 1-13300.

Historical Performance of Capital One

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	64.91	43.01	63.85
June 28, 2002	66.50	52.00	61.05
September 30, 2002	61.10	24.05	34.92
December 31, 2002	36.50	25.49	29.72
March 31, 2003	39.70	24.91	30.01
June 30, 2003	54.99	30.05	49.18
September 30, 2003	62.02	44.51	57.04
December 31, 2003	64.25	55.15	61.29
March 31, 2004	76.71	60.04	75.43
June 30, 2004	77.67	61.15	68.38
September 30, 2004	75.49	64.93	73.90
December 31, 2004	84.45	67.62	84.21
March 31, 2005	84.75	73.15	74.77
June 30, 2005	80.52	69.09	80.01
September 30, 2005	85.97	77.88	79.52
December 30, 2005	88.56	71.15	86.40
March 31, 2006	90.04	80.09	80.52
June 30, 2006	87.50	80.41	85.45
September 29, 2006	87.19	69.30	78.66
December 29, 2006	83.00	74.00	76.82
March 30, 2007	83.84	73.43	75.46
April 2, 2007-April 25 2007	78.18	70.24	73.95

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 8.25 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 5.11 per cent constitutes interest on the Deposit and 3.14 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Capital One

Initial Price:	USD 73.95

Barrier Price:	USD 66.56

Interest Rate:	8.25 per cent per annum

Physical Delivery Amount:	13 shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	2.06%		100.00%
+	90%	2.06%		90.00%
+	80%	2.06%		80.00%
+	70%	2.06%		70.00%
+	60%	2.06%		60.00%
+	50%	2.06%		50.00%
+	40%	2.06%		40.00%
+	30%	2.06%		30.00%
+	20%	2.06%		20.00%
+	10%	2.06%		10.00%
	0%	2.06%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-7.94%	2.06%	-10.00%
-	20%	-17.94%	N/A	-20.00%
-	30%	-27.94%	N/A	-30.00%
-	40%	-37.94%	N/A	-40.00%
-	50%	-47.94%	N/A	-50.00%
-	60%	-57.94%	N/A	-60.00%
-	70%	-67.94%	N/A	-70.00%
-	80%	-77.94%	N/A	-80.00%
-	90%	-87.94%	N/A	-90.00%
-	100%	-97.94%	N/A	-100.00%

INTEL CORPORATION (INTC)

Description of INTEL CORPORATION

According to publicly available information, Intel Corporation (“Intel”) engages in the manufacture and sale of semiconductor chips, as well as in the development of advanced integrated digital technology platforms for the computing and communications industries worldwide. Intel offers microprocessor products, including dual-core microprocessors, quad-core microprocessors, 32-bit architecture microprocessors, and 64-bit architecture microprocessors used in computer systems, as well as in embedded designs, such as industrial equipment, point-of-sale systems, panel PCs, automotive information/entertainment systems, and medical equipment. Intel also offers chipset products that send data between the microprocessor and the input, display, and storage devices, such as the keyboard, mouse, monitor, hard drive, and CD or DVD drives.

Intel’s SEC file number is 000-06217.

Historical Performance of Intel

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	36.78	28.50	30.41
June 28, 2002	31.45	17.45	18.27
September 30, 2002	19.88	13.67	13.89
December 31, 2002	22.09	12.95	15.57
March 31, 2003	19.01	14.88	16.28
June 30, 2003	22.92	16.28	20.81
September 30, 2003	29.38	20.51	27.52
December 31, 2003	34.51	27.81	32.05
March 31, 2004	34.60	26.03	27.20
June 30, 2004	29.01	25.61	27.60
September 30, 2004	27.48	19.64	20.06
December 31, 2004	24.99	20.22	23.39
March 31, 2005	25.47	21.89	23.23
June 30, 2005	28.00	21.94	26.02
September 30, 2005	28.84	23.80	24.65
December 30, 2005	27.49	22.53	24.96
March 31, 2006	26.63	19.31	19.46
June 30, 2006	20.27	16.75	19.00
September 29, 2006	20.95	16.84	20.57
December 29, 2006	22.50	20.03	20.25
March 30, 2007	22.30	18.75	19.13
April 2, 2007-April 25, 2007	22.30	19.03	22.26

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 8.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 5.11 per cent constitutes interest on the Deposit and 2.89 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Intel

Initial Price:	USD 22.26

Barrier Price:	USD 20.03

Interest Rate:	8.00 per cent per annum

Physical Delivery Amount:	44 shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	2.00%		100.00%
+	90%	2.00%		90.00%
+	80%	2.00%		80.00%
+	70%	2.00%		70.00%
+	60%	2.00%		60.00%
+	50%	2.00%		50.00%
+	40%	2.00%		40.00%
+	30%	2.00%		30.00%
+	20%	2.00%		20.00%
+	10%	2.00%		10.00%
	0%	2.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-8.00%	2.00%	-10.00%
-	20%	-18.00%	N/A	-20.00%
-	30%	-28.00%	N/A	-30.00%
-	40%	-38.00%	N/A	-40.00%
-	50%	-48.00%	N/A	-50.00%
-	60%	-58.00%	N/A	-60.00%
-	70%	-68.00%	N/A	-70.00%
-	80%	-78.00%	N/A	-80.00%
-	90%	-88.00%	N/A	-90.00%
-	100%	-98.00%	N/A	-100.00%